Last Updated 5/1/2015 Line 2015 2014 Incr (Decr) EARNINGS CONTRIBUTION BY SUBSIDIARY (Dollars in Millions) 1 Arizona Public Service 24$ 28$ (4)$ 2 Parent Company (3) (3) - 3 Net Income 21 25 (4) 4 Less: Net Income Attributable to Noncontrolling Interests 5 9 (4) 5 Net Income Attributable to Common Shareholders 16$ 16$ -$ EARNINGS PER SHARE BY SUBSIDIARY - DILUTED 6 Arizona Public Service 0.22$ 0.26$ (0.04)$ 7 Parent Company (0.04) (0.04) - 8 Net Income 0.18 0.22 (0.04) 9 Less: Net Income Attributable to Noncontrolling Interests 0.04 0.08 (0.04) 10 Net Income Attributable to Common Shareholders 0.14$ 0.14$ -$ 11 BOOK VALUE PER SHARE 39.70$ 38.27$ 1.43$ COMMON SHARES OUTSTANDING (Thousands) 12 Average - Diluted 111,377 110,888 489 13 End of Period - Basic 110,748 110,354 394 Pinnacle West Capital Corporation Quarterly Consolidated Statistical Summary Periods Ended March 31, 2015 and 2014 Page 1 of 4

Last Updated 5/1/2015 Line 2015 2014 Incr (Decr) ELECTRIC OPERATING REVENUES (Dollars in Millions) Retail 14 Residential 294$ 282$ 12$ 15 Business 336 329 7 16 Total retail 630 611 19 Wholesale revenue on delivered electricity 17 Traditional contracts 2 11 (9) 18 Off-system sales 23 49 (26) 19 Native load hedge liquidation - - - 20 Total wholesale 25 60 (35) 21 Transmission for others 8 8 - 22 Other miscellaneous services 8 7 1 23 Total electric operating revenues 671$ 686$ (15)$ ELECTRIC SALES (GWH) Retail sales 24 Residential 2,417 2,383 34 25 Business 3,260 3,229 31 26 Total retail 5,677 5,612 65 Wholesale electricity delivered 27 Traditional contracts 40 144 (104) 28 Off-system sales 1,010 1,103 (93) 29 Retail load hedge management - - - 30 Total wholesale 1,050 1,247 (197) 31 Total electric sales 6,727 6,859 (132) Pinnacle West Capital Corporation 3 Months Ended March 31, Quarterly Consolidated Statistical Summary Periods Ended March 31, 2015 and 2014 Page 2 of 4

Last Updated 5/1/2015

Pinnacle West Capital Corporation

Quarterly Consolidated Statistical Summary
Periods Ended March 31, 2015 and 2014

Line		3 Months Ended March 31, 2015	2014	Incr (Decr)
	AVERAGE ELECTRIC CUSTOMERS			
	Retail customers			
32	Residential	1,048,954	1,036,013	12,941
33	Business	130,152	128,833	1,319
34	Total retail	1,179,106	1,164,846	14,260
35	**Wholesale customers**	45	57	(12)
36	Total customers	1,179,151	1,164,903	14,248
37	Total customer growth (% over prior year)	1.2%	1.3%	(0.1)%
	RETAIL SALES (GWH) - WEATHER NORMALIZED			
38	Residential	2,636	2,666	(30)
39	Business	3,207	3,224	(17)
40	Total	5,843	5,890	(47)
41	Retail Sales (GWH) (% over prior year)	(0.8)%	1.2%	(2.0)%
	RETAIL USAGE (KWh/Average Customer)			
42	Residential	2,305	2,300	5
43	Business	25,046	25,064	(18)
	RETAIL USAGE - WEATHER NORMALIZED (KWh/Average Customer)			
44	Residential	2,513	2,573	(60)
45	Business	24,646	25,029	(383)
	ELECTRICITY DEMAND (MW)			
46	Native load peak demand	4,244	3,978	266
	WEATHER INDICATORS - RESIDENTIAL			
	Actual			
47	Cooling degree-days	-	-	-
48	Heating degree-days	253	239	14
49	Average humidity	-	-	-
	10-Year Averages			
50	Cooling degree-days	-	-	-
51	Heating degree-days	514	514	-
52	Average humidity	-	-	-

Page 3 of 4

Last Updated 5/1/2015 Line 2015 2014 Incr (Decr) ENERGY SOURCES (GWH) Generation production 53 Nuclear 2,510 2,511 (1) 54 Coal 2,274 2,796 (522) 55 Gas, oil and other 992 1,126 (134) 56 Total generation production 5,776 6,433 (657) Purchased power 57 Firm load 1,254 856 398 58 Marketing and trading 83 113 (30) 59 Total purchased power 1,337 969 368 60 Total energy sources 7,113 7,402 (289) POWER PLANT PERFORMANCE Capacity Factors 61 Nuclear 101% 101% - 62 Coal 54% 67% (13)% 63 Gas, oil and other 18% 14% 4% 64 System average 42% 46% (4)% ECONOMIC INDICATORS Building Permits (a) 65 Metro Phoenix 4,463 5,413 (950) Arizona Job Growth (b) 66 Payroll job growth (% over prior year) 2.6% 2.0% 0.6% 67 Unemployment rate (%, seasonally adjusted) 6.4% 7.1% (0.7)% Sources: (a) U.S. Census Bureau (b) Arizona Department of Economic Security 3 Months Ended March 31, Pinnacle West Capital Corporation Quarterly Consolidated Statistical Summary Periods Ended March 31, 2015 and 2014 Page 4 of 4